Exhibit 11



                                 Cullen/Frost Bankers, Inc.
                          Computation of Earnings Per Common Share
                           Primary and Fully Diluted (Unaudited)
                          (in thousands, except per share amounts)


                                            Nine Months Ended      Three Months Ended
                                               September 30            September 30
                                           -------------------     -------------------
Primary Earnings per Share                   1996        1995        1996        1995
--------------------------                 -------     -------     -------     -------
Net income applicable to common stock      $40,578     $33,815     $13,985     $11,953
                                           =======     =======     =======     =======

Weighted average shares outstanding         22,435      22,284      22,451      22,306
Addition from assumed exercise of
 stock options                                 436         349         467         422
                                           -------     -------     -------     -------
Weighted average number of common
 shares outstanding                         22,871      22,633      22,918      22,728
                                           =======     =======     =======     =======
Primary earnings per common share          $  1.77     $  1.49     $   .61     $   .53



                                            Nine Months Ended       Three Months Ended
                                               September 30             September 30
                                           -------------------     -------------------
Fully Diluted Earnings per Share             1996        1995        1996        1995
--------------------------------           -------     -------     -------     -------
Net income applicable to common stock      $40,578     $33,815     $13,985     $11,953
                                           =======     =======     =======     =======

Weighted average shares outstanding         22,435      22,284      22,451      22,306
Addition from assumed exercise  of
 stock options                                 520         455         506         440
                                           -------     -------     -------      ------
Weighted average number of common
 shares outstanding                         22,955      22,739      22,957      22,746
                                           =======     =======     =======      ======
Fully diluted earnings per common share    $  1.77     $  1.49     $   .61     $   .53
